SCHEDULE II
                                   INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PIONEER GROUP

                    GABELLI FOUNDATION
                                10/24/00           50,000-           43.5000
                                10/20/00           50,000            44.1250
                    GABELLI PERFORMANCE PARTNERS
                                10/24/00           20,000-           43.5000
                    GABELLI INTERNATIONAL LTD II
                                10/24/00           25,000-           43.5000
                                10/19/00           12,500            43.7500
                    GAMCO INVESTORS, INC.
                                10/24/00           18,000            44.3125
                                10/24/00        1,439,550-           43.5000
                                10/24/00          333,000-           43.5000
                                10/20/00            4,000            44.0625
                                10/18/00           10,000-           43.9125
                    GABELLI ASSOCIATES LTD
                                10/23/00            5,000            44.1250
                                10/24/00          106,700-           43.5000
                                10/20/00            9,000            44.0954
                    GABELLI ASSOCIATES FUND
                                10/24/00          215,000-           43.5000
                                10/23/00            5,000            44.1250
                                10/20/00           10,000            44.0959
                    GABELLI GROUP CAPITAL PARTNERS
                                10/24/00           23,000-           43.5000
                    GABELLI ADVISERS, INC.
                                10/24/00           20,000-           43.5000
                                10/20/00           20,000            44.0625
          GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                10/24/00          225,500-           43.5000
                                10/18/00           15,500            43.9375
                         GABELLI SMALL CAP GROWTH FUND
                                10/24/00          100,000-           43.5000
                         GABELLI EQUITY INCOME FUND
                                10/24/00            3,000-           43.5000
                         GABELLI ASSET FUND
                                10/24/00          150,000-           43.5000
                         GABELLI CAPITAL ASSET FUND
                                10/24/00           30,000-           43.5000
                         GABELLI ABC FUND
                                10/24/00           98,100-           43.5000


          (1) THE DISPOSITIONS OCCURING ON 10/24/00 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS THIS AMENDMENT TO SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.